Exhibit 12.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

September 28, 2017

Digital Social Retail, Inc.

205 East 42nd Street

New York, NY 10017

Re:	Units consisting of Common Stock and Warrants offered pursuant to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Digital Social Retail, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of a minimum of 1,000,000 and a maximum of 2,000,000 units of the Company (“Units”), plus up to an additional 300,000 Units in the event of the exercise of an over-subscription allowance, for a total of up to 2,300,000 Units, each Unit consisting of one share of common stock, par value $0.001 per share, of the Company (“Common Stock”), and one warrant to purchase one share of Common Stock (“Warrants”), which Units are the subject of an amendment or amendments to the Company’s Offering Statement on Form 1-A (No. 024-10711) (as amended, the “Offering Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Regulation A, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Offering Statement and related offering circular; (ii) the certificate of incorporation, certificate of designations and bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the board of directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Units, Common Stock and Warrants; and (iv) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Units, Common Stock and Warrants, respectively, when paid for and issued in the manner described in the Offering Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with the customary practice of lawyers who regularly give and regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the offering circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP